Exhibit 99.1

Global Payments Reports Second Quarter 2025 Results

August 6, 2025

•Second quarter 2025 GAAP diluted earnings per share (EPS) of $0.99 and adjusted EPS of $3.10, an increase of 11% constant currency
•Second quarter 2025 GAAP revenue of $1.96 billion1, approximately flat, and adjusted net revenue of $2.36 billion, an increase of 5% constant currency ex-dispositions
•Reaffirms full year 2025 constant currency adjusted net revenue growth outlook of 5% to 6%, excluding dispositions, and now expects adjusted earnings per share growth at the high end of 10% to 11% range
•Receives Hart-Scott-Rodino (HSR) clearances for acquisition of Worldpay and divestiture of Issuer Solutions; transaction remains on track to close in the first half of 2026
•Increases expected annual run-rate operating income benefit from operational transformation for the Merchant business to $650 million
•Entering into $500 million accelerated share repurchase plan in connection with Payroll divestiture

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended June 30, 2025.

"We are pleased to have again delivered results in the second quarter modestly ahead of our expectations, while continuing to drive significant positive change in our organization through our transformation program,” said Cameron Bready, chief executive officer. "This performance highlights not only the resilience of our business model, but also our team's ability to execute at scale and advance a substantial number of key initiatives while delivering on our business outcomes.”

Bready continued, “The successful launch of Genius this quarter was a critical milestone in our transformation program, and we are delighted with the early momentum we are building. We also completed the rollout of our revamped sales incentive plan across all of our U.S. sales teams as we continue to implement our salesforce of the future initiative. We remain on track to execute much of our transformation agenda during 2025, and have accelerated a number of initiatives to better position us for the integration of Worldpay at close in the first half of 2026.

1 GAAP revenue excludes discontinued operations related to the disposition of the Issuer Solutions business; non-GAAP results reflect total company performance.

Exhibit 99.1
"To that end, we are making solid progress on the acquisition of Worldpay and divestiture of our Issuer Solutions business to accelerate our transformation and unlock value for shareholders. We have initiated all of the required regulatory approval processes for the transactions, and notably cleared antitrust review in the U.S. upon the expiry of the HSR waiting period in July. Further, we have launched integration planning activities, with an emphasis on accelerating growth, enhancing our competitiveness and realizing targeted synergies, all while unifying as one company under a single brand and combining the best talent from both organizations to build the industry’s strongest team. We are preparing for a seamless close and our work has further increased our conviction in revenue and expense synergy opportunities we outlined in April.”

Bready concluded, “We are more confident than ever the combined business with Worldpay will meaningfully enhance our financial profile, deliver sustainable performance, and unlock value for our shareholders."

Second Quarter 2025 Summary
•GAAP revenues were $1.96 billion1, diluted EPS were $0.99, and operating margin was 21.8%.
•Adjusted net revenues increased 2% (5% constant currency excluding dispositions) to $2.36 billion.
•Adjusted EPS increased 11% (11% constant currency) to $3.10.
•Adjusted operating margin expanded 130 basis points to 44.6%.

2025 Outlook
“We are pleased with our financial and operational performance in the second quarter, which was slightly better than our expectations and positions us well for the balance of the year," said Josh Whipple, chief financial officer.

Whipple continued, "The company continues to expect constant currency adjusted net revenue growth in the range of 5% to 6%, excluding dispositions, for the full year. We now expect annual adjusted operating margin expansion to be slightly more than 50 basis points, excluding dispositions, and for our constant currency adjusted earnings per share growth to be at the high end of the 10% to 11% range in 2025.”

Whipple concluded, “Our outlook reflects the business’ solid forward momentum as we execute on our strategy and transformation agenda and a macro backdrop consistent with the current environment. We remain on track to close the Worldpay acquisition and the sale of our Issuer Solutions business to FIS in the first half of 2026, which will enable the business to accelerate profitability and significantly enhance our long-term capital allocation commitments.”

Exhibit 99.1
Financial Reporting Considerations for Pending Issuer Solutions Transaction
Effective this quarter, the company began accounting for the Issuer Solutions business as discontinued operations as a result of the announced divestiture to Fidelity National Information Services. Until closing, Issuer Solutions will continue to operate as a business of Global Payments; accordingly, our non-GAAP financial measures reflect total company performance.

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on September 26, 2025 to shareholders of record as of September 12, 2025. The company plans to enter into a $500 million accelerated share repurchase plan.

Conference Call
Global Payments’ management will host a live audio webcast today, August 6, 2025, at 8:00 a.m. ET to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year.

Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures. The company is unable to address the probable significance of the unavailable information.

About Global Payments
Global Payments (NYSE: GPN) helps businesses around the world enable commerce and provide exceptional experiences to their customers. Our payment technology and software solutions enable merchants, issuers and developers to deliver seamless customer experiences, run smarter operations and adapt quickly to change. Because if it has anything to do with commerce, we are already on it.

Exhibit 99.1
With 27,000 team members across 38 countries, we have the scale and expertise to help businesses grow with confidence. Headquartered in Georgia, Global Payments is a Fortune 500® company and a member of the S&P 500.

Learn more at company.globalpayments.com and follow us on X, LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and geographies in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding our business strategy and means to implement the strategy; measures of future results of operations, such as revenues, expenses, operating margin, income tax rates and earnings per share; other operating metrics such as shares outstanding and capital expenditures; liquidity and deleveraging plans and capital available for allocation, statements we make regarding guidance and projected financial results for the year 2025; the effects of general economic conditions on our business; statements about the strategic rationale and anticipated benefits of acquisitions or dispositions, such as our proposed acquisition of Worldpay and divestiture of our Issuer Solutions business, including future financial and operating results, and the successful integration of our acquisitions; our ability to timely complete the acquisition of Worldpay and divestiture of our Issuer Solutions business, including receiving all required regulatory approvals in connection with the transactions; statements about the completion of anticipated benefits and strategic or operational initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “could,” “should,” “will,” “would,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Exhibit 99.1
In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the transaction agreements for the divestiture of the Company’s Issuer Solutions business and the acquisition of Worldpay (collectively, the “Transaction”); the outcome of any legal proceedings that may be instituted against Worldpay, Global Payments, or its directors; the ability to obtain regulatory approvals and meet other closing conditions for the Transaction on a timely basis or at all, including the risk that regulatory approvals required for the Transaction are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect Global Payments following the Transaction or the expected benefits of the Transaction; risks related to the financing in connection with the Transaction; difficulties and delays in integrating the Worldpay business into that of Global Payments, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the Transaction when expected or at all, business disruptions from the proposed transaction that will harm Global Payments’ or Worldpay’s businesses, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction, including as it relates to Global Payments’ or Worldpay’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of Global Payments or Worldpay to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of Global Payments following the Transaction, including the dilution caused by Global Payments’ issuance of additional shares of its common stock in connection with the Transaction; the continued availability of capital and financing; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effects of a security breach or operational failure on our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; difficulties, increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual

Exhibit 99.1
Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change

Revenues	$1,956,747	$1,971,025	(0.7)%	$3,765,434	$3,805,119	(1.0)%

Operating expenses:
Cost of service	498,788	504,462	(1.1)%	987,653	1,003,516	(1.6)%
Selling, general and administrative	1,031,020	991,175	4.0%	1,974,739	1,966,624	0.4%
Gain on business disposition	(267)	—	nm	(4,260)	—	nm
	1,529,541	1,495,637		2,958,132	2,970,140

Operating income	427,206	475,388	(10.1)%	807,302	834,979	(3.3)%

Interest and other income	35,517	34,202	3.8%	73,557	69,209	6.3%
Interest and other expense	(152,243)	(148,208)	2.7%	(300,400)	(302,565)	(0.7)%
	(116,726)	(114,006)		(226,843)	(233,356)

Income from continuing operations before income taxes and equity in income of equity method investments	310,480	361,382	(14.1)%	580,459	601,623	(3.5)%
Income tax expense	118,346	64,689	82.9%	163,263	71,382	128.7%
Income from continuing operations before equity in income of equity method investments	192,134	296,693	(35.2)%	417,196	530,241	(21.3)%
Equity in income of equity method investments, net of tax	19,961	18,279	9.2%	38,210	34,657	10.3%
Income from continuing operations	212,095	314,972		455,406	564,898
Income from discontinued operations, net of tax	34,003	74,303		103,464	147,439
Net income	246,098	389,275	(36.8)%	558,870	712,337	(21.5)%
Net income attributable to noncontrolling interests, net of income tax	(4,458)	(14,515)	(69.3)%	(11,496)	(24,270)	(52.6)%
Net income attributable to Global Payments	$241,640	$374,760	(35.5)%	$547,374	$688,067	(20.4)%

Basic earnings per share attributable to Global Payments:
Continued operations	$0.86	$1.18	(27.1)%	$1.82	$2.12	(14.2)%
Discontinued operations	$0.13	$0.29	(55.2)%	$0.41	$0.57	(28.1)%
Total basic earnings per share attributable to Global Payments	$0.99	$1.47	(32.7)%	$2.23	$2.69	(17.1)%

Diluted earnings per share attributable to Global Payments:
Continued operations	$0.86	$1.18	(27.1)%	$1.82	$2.11	(13.7)%
Discontinued operations	$0.13	$0.29	(55.2)%	$0.41	$0.57	(28.1)%
Total diluted earnings per share attributable to Global Payments	$0.99	$1.47	(32.7)%	$2.23	$2.68	(16.8)%

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change

Adjusted net revenue	$2,361,234	$2,324,121	1.6%	$4,566,061	$4,508,060	1.3%

Adjusted operating income	$1,052,749	$1,007,084	4.5%	$1,986,636	$1,916,589	3.7%

Adjusted net income attributable to Global Payments	$754,189	$713,840	5.7%	$1,419,480	$1,348,028	5.3%

Adjusted diluted earnings per share attributable to Global Payments	$3.10	$2.80	10.7%	$5.79	$5.26	10.0%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

All non-GAAP results now include the effect of share-based compensation expense, and prior period non-GAAP results have been recast to reflect this change.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2025		June 30, 2024		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,956,747	$1,831,727	$1,971,025	$1,812,619	(0.7)%	1.1%
Issuer Solutions	—	547,368	—	526,492	nm	4.0%
Intersegment eliminations	—	(17,861)	—	(14,989)	nm	(19.2)%
	$1,956,747	$2,361,234	$1,971,025	$2,324,121	(0.7)%	1.6%

Operating income (loss):
Merchant Solutions	$716,931	$917,261	$672,525	$884,774	6.6%	3.7%
Issuer Solutions	—	266,354	—	246,622	nm	8.0%
Corporate	(289,992)	(130,865)	(197,137)	(124,312)	(47.1)%	(5.3)%
Gain on business disposition	267	—	—	—	nm	nm
	$427,206	$1,052,749	$475,388	$1,007,084	(10.1)%	4.5%

	Six Months Ended
	June 30, 2025		June 30, 2024		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$3,765,434	$3,523,581	$3,805,119	$3,496,002	(1.0)%	0.8%
Issuer Solutions	—	1,076,182	—	1,042,102	nm	3.3%
Intersegment eliminations	—	(33,702)	—	(30,044)	nm	(12.2)%
	$3,765,434	$4,566,061	$3,805,119	$4,508,060	(1.0)%	1.3%

Operating income (loss):
Merchant Solutions	$1,331,033	$1,726,214	$1,252,962	$1,675,186	6.2%	3.0%
Issuer Solutions	—	511,298	—	488,024	nm	4.8%
Corporate	(527,991)	(250,875)	(417,983)	(246,621)	(26.3)%	(1.7)%
Gain on business disposition	4,260	—	—	—	nm	nm
	$807,302	$1,986,636	$834,979	$1,916,589	(3.3)%	3.7%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$2,611,662	$2,356,434
Accounts receivable, net	864,429	782,306
Settlement processing assets	2,077,445	1,599,390
Prepaid expenses and other current assets	405,279	350,274
Assets held for sale	905,442	—
Current assets of discontinued operations	888,730	942,828
Total current assets	7,752,987	6,031,232
Goodwill	16,742,403	16,777,532
Other intangible assets, net	4,380,462	4,527,382
Property and equipment, net	1,414,244	1,400,247
Deferred income taxes	97,479	98,386
Notes receivable	804,480	772,297
Other noncurrent assets	1,862,917	1,845,053
Noncurrent assets of discontinued operations	15,463,538	15,438,126
Total assets	$48,518,510	$46,890,255

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Settlement lines of credit	$627,900	$503,407
Current portion of long-term debt	1,868,295	1,008,750
Accounts payable and accrued liabilities	2,184,784	2,626,159
Settlement processing obligations	2,691,637	1,518,541
Liabilities held for sale	291,914	—
Current liabilities of discontinued operations	518,845	595,857
Total current liabilities	8,183,375	6,252,714
Long-term debt	14,150,983	15,058,675
Deferred income taxes	1,702,310	1,574,232
Other noncurrent liabilities	577,449	543,603
Noncurrent liabilities of discontinued operations	482,804	444,464
Total liabilities	25,096,921	23,873,688
Commitments and contingencies
Redeemable noncontrolling interests	171,831	160,623
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at June 30, 2025 and December 31, 2024; 242,475,957 shares issued and outstanding at June 30, 2025 and 248,708,899 shares issued and outstanding at December 31, 2024	—	—
Paid-in capital	17,496,438	18,118,942
Retained earnings	5,200,609	4,774,736
Accumulated other comprehensive loss	(103,972)	(612,992)
Total Global Payments shareholders’ equity	22,593,075	22,280,686
Nonredeemable noncontrolling interests	656,683	575,258
Total equity	23,249,758	22,855,944
Total liabilities, redeemable noncontrolling interests and equity	$48,518,510	$46,890,255

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2025	June 30, 2024

Cash flows from operating activities:
Net income	$558,870	$712,337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	225,105	241,943
Amortization of acquired intangibles	551,074	689,157
Amortization of capitalized contract costs	66,966	68,019
Share-based compensation expense	79,550	83,362
Provision for operating losses and credit losses	41,880	41,026
Noncash lease expense	25,163	29,741
Deferred income taxes	95,584	(184,963)
Paid-in-kind interest capitalized to principal of notes receivable	(38,961)	(35,868)
Equity in income of equity method investments, net of tax	(38,299)	(34,748)
Distributions received on investments	7,512	—
Impairment of goodwill	33,225	—
Gain on business disposition	(4,260)	—
Other, net	19,614	23,023
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(102,565)	(29,658)
Prepaid expenses and other assets	(124,058)	(160,058)
Accounts payable and other liabilities	(23,751)	(104,899)
Net cash provided by operating activities	1,372,649	1,338,414
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(205,825)	(372,662)
Capital expenditures	(279,747)	(324,657)
Principal payment received on notes receivable	8,750	—
Other, net	—	6
Net cash used in investing activities	(476,822)	(697,313)
Cash flows from financing activities:
Changes in funds held for customers	(118,967)	(127,497)
Changes in settlement processing assets and obligations, net	630,244	(57,718)
Net borrowings from settlement lines of credit	87,551	55,351
Net borrowings (repayments) from commercial paper notes	797,732	(936,539)
Proceeds from long-term debt	2,755,112	6,288,994
Repayments of long-term debt	(3,769,614)	(4,430,074)
Payments of debt issuance costs	(40,512)	(33,056)
Repurchases of common stock	(691,089)	(900,047)
Proceeds from stock issued under share-based compensation plans	16,244	25,137
Common stock repurchased - share-based compensation plans	(37,372)	(43,279)
Distributions to noncontrolling interests	(30,095)	(10,881)
Proceeds and contributions from noncontrolling interests	—	2,116
Payment of deferred and contingent consideration in business combination	—	(6,390)
Purchase of capped calls related to issuance of convertible notes	—	(256,250)
Dividends paid	(121,501)	(127,042)
Net cash used in financing activities	(522,267)	(557,175)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	230,353	(53,652)
Increase in cash, cash equivalents and restricted cash	603,913	30,274
Cash, cash equivalents and restricted cash, beginning of the period	2,735,975	2,256,875
Cash, cash equivalents and restricted cash, end of the period	$3,339,888	$2,287,149

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,956,747	$639,885	$(235,398)	$—	$—	$2,361,234

Operating income	$427,206	$219,912	$343	$405,288	$—	$1,052,749

Net income attributable to Global Payments	$241,640		$343	$394,314	$117,893	$754,189

Diluted earnings per share attributable to Global Payments	$0.99					$3.10

Diluted weighted-average shares outstanding	243,577					243,577

	Three Months Ended June 30, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,971,025	$613,508	$(260,412)	$—	$—	$2,324,121

Operating income	$475,388	$97,235	$429	$434,032	$—	$1,007,084

Net income attributable to Global Payments	$374,760		$429	$431,129	$(92,478)	$713,840

Diluted earnings per share attributable to Global Payments	$1.47					$2.80

Diluted weighted-average number of shares outstanding	255,166					255,166

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the three months ended June 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $335.6 million of amortization of acquired intangibles in cost of services (COS) and $176.9 million in selling, general and administrative expenses (SG&A). Adjustments to SG&A included acquisition, integration and separation expenses of $24.4 million, facilities exit charges of $5.1 million, charges for business transformation activities of $109.6 million (including non-cash write-down), modernization charges of $8.4 million, employee termination benefits of $24.5 million, and other items of $4.9 million.

Earnings adjustments for the three months ended, June 30, 2025, also include the add back of $140.1 million of depreciation and amortization (D&A) of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended June 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $0.3 million gain on business dispositions.

For the three months ended June 30, 2024, earnings adjustments to operating income (inclusive of discontinued operations) included $345.9 million of amortization of acquired intangibles in COS and $88.1 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $55.7 million, employee termination benefits of $10.1 million, and other items of $22.3 million.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the three months ended June 30, 2025, income taxes on adjustments include the removal of $202.0 million in tax charges related to business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$3,765,434	$1,260,614	$(459,987)	$—	$—	$4,566,061

Operating income	$807,302	$310,700	$637	$867,997	$—	$1,986,636

Net income attributable to Global Payments	$547,374		$637	$854,056	$17,414	$1,419,480

Diluted earnings per share attributable to Global Payments	$2.23					$5.79

Diluted weighted-average shares outstanding	245,359					245,359

	Six Months Ended June 30, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$3,805,119	$1,216,243	$(513,302)	$—	$—	$4,508,060

Operating income	$834,979	$189,896	$891	$890,823	$—	$1,916,589

Net income attributable to Global Payments	$688,067		$891	$884,578	$(225,508)	$1,348,028

Diluted earnings per share attributable to Global Payments	$2.68					$5.26

Diluted weighted-average shares outstanding	256,377					256,377
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the six months ended June 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $664.9 million of amortization of acquired intangibles in COS and $314.3 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $52.8 million, facilities exit charges of $9.8 million, charges for business transformation activities of $175.8 million (including non-cash write-down), modernization charges of $17.8 million, employee termination benefits of $24.6 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $15.2 million.

Earnings adjustments for the six months ended, June 30, 2025, also include the add back of $140.1 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the six months ended June 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $4.3 million gain on business dispositions.

For the six months ended June 30, 2024, earnings adjustments to operating income (inclusive of discontinued operations) included $689.2 million of amortization of acquired intangibles in COS and $201.6 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $134.6 million, employee termination benefits of $34.9 million, and other items of $32.1 million.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the six months ended June 30, 2025, income taxes on adjustments include the removal of $202.0 million in tax charges related to business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended June 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,956,747	$—	$(125,020)	$—	$1,831,727
Issuer Solutions	—	639,885	(92,517)	—	547,368
Intersegment eliminations	—	—	(17,861)	—	(17,861)
	$1,956,747	$639,885	$(235,398)	$—	$2,361,234

Operating income (loss):
Merchant Solutions	$716,931	$—	$—	$200,330	$917,261
Issuer Solutions	—	219,912	343	46,099	266,354
Corporate	(289,992)	—	—	159,127	(130,865)
Gain on business disposition	267	—	—	(267)	—
	$427,206	$219,912	$343	$405,288	$1,052,749

	Three Months Ended June 30, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,971,025	$—	$(158,406)	$—	$1,812,619
Issuer Solutions	—	613,508	(87,016)	—	526,492
Intersegment eliminations	—	—	(14,989)	—	(14,989)
	$1,971,025	$613,508	$(260,412)	$—	$2,324,121

Operating income (loss):
Merchant Solutions	$672,525	$—	$—	$212,249	$884,774
Issuer Solutions	—	97,235	429	148,958	246,622
Corporate	(197,137)	—	—	72,825	(124,312)
	$475,388	$97,235	$429	$434,032	$1,007,084
------------------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments related to Intersegment eliminations represent services provided by discontinued operations to our Merchant Solutions segment.

(2)For the three months ended June 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $335.6 million of amortization of acquired intangibles in COS and $176.9 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $24.4 million, facilities exit charges of $5.1 million, charges for business transformation activities of $109.6 million (including non-cash write-down), modernization charges of $8.4 million, employee termination benefits of $24.5 million, and other items of $4.9 million.

Earnings adjustments for the three months ended, June 30, 2025, also include the add back of $140.1 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended June 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $0.3 million gain on business dispositions.

For the three months ended June 30, 2024, earnings adjustments to operating income (inclusive of discontinued operations) included $345.9 million of amortization of acquired intangibles in COS and $88.1 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $55.7 million, employee termination benefits of $10.1 million, and other items of $22.3 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended June 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$3,765,434	$—	$(241,853)	$—	$3,523,581
Issuer Solutions	—	1,260,614	(184,432)	—	1,076,182
Intersegment eliminations	—	—	(33,702)	—	(33,702)
	$3,765,434	$1,260,614	$(459,987)	$—	$4,566,061

Operating income (loss):
Merchant Solutions	$1,331,033	$—	$(92)	$395,273	$1,726,214
Issuer Solutions	—	310,700	729	199,869	511,298
Corporate	(527,991)	—	—	277,116	(250,875)
Gain on business disposition	4,260	—	—	(4,260)	—
	$807,302	$310,700	$637	$867,997	$1,986,636

	Six Months Ended June 30, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$3,805,119	$—	$(309,117)	$—	$3,496,002
Issuer Solutions	—	1,216,243	(174,141)	—	1,042,102
Intersegment eliminations	—	—	(30,044)	—	(30,044)
	$3,805,119	$1,216,243	$(513,302)	$—	$4,508,060

Operating income (loss):
Merchant Solutions	$1,252,962	$—	$—	$422,224	$1,675,186
Issuer Solutions	—	189,896	891	297,236	488,024
Corporate	(417,983)	—	—	171,362	(246,621)
Net loss on business dispositions	—	—	—	—	—
	$834,979	$189,896	$891	$890,823	$1,916,589
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments related to Intersegment eliminations represent services provided by discontinued operations to our Merchant Solutions segment.

(2)For the six months ended June 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $664.9 million of amortization of acquired intangibles in COS and $314.3 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $52.8 million, facilities exit charges of $9.8 million, charges for business transformation activities of $175.8 million (including non-cash write-down), modernization charges of $17.8 million, employee termination benefits of $24.6 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $15.2 million.

Earnings adjustments for the six months ended, June 30, 2025, also include the add back of $140.1 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the six months ended June 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $4.3 million gain on business dispositions.

For the six months ended June 30, 2024, earnings adjustments to operating income (inclusive of discontinued operations) included $689.2 million of amortization of acquired intangibles in COS and $201.6 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $134.6 million, employee termination benefits of $34.9 million, and other items of $32.1 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2025 Growth
Revenues:
GAAP revenues	0.5%	to	1.5%
Adjustments(1)		~1%
FX impact		~0.5%
Constant currency (CC) adj net revenue	2%	to	3%
Dispositions		~3%
CC adjusted net revenue excluding dispositions	5%	to	6%

Earnings Per Share:
GAAP diluted EPS	(14.5)%	to	(15.5)%
Adjustments(2)		~25%
FX impact		~0.5%
CC adjusted EPS	10%	to	11%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Net revenue adjustments also include the effect of discontinued operations.

(2)Adjustments to 2024 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $4.13, 3) acquisition, integration, and separation expense of $0.64, 4) charges for business transformation activities of $0.30, 5) employee termination benefits of $0.24, 6) non-cash charges for technology assets that will no longer be utilized under a revised technology architecture development strategy of $0.17, 7) modernization charges of $0.07, 8) non-cash asset write-offs for discontinued initiatives of $0.06, 9) facilities exit charges of $0.04, 10) gain/loss on business dispositions of $(0.83), 11) other income and expense of $(0.05), 12) discrete tax items of $0.04, 13) other items of $0.04, 14) the effect of noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income, and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted net revenue reflects total company performance, including discontinued operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, acquisition, integration, separation and transformation expense, gains or losses on business dispositions, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments include the removal of tax charges related to business dispositions. Adjusted operating income reflects total company performance, including discontinued operations.

Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue.